Exhibit 99.4
UNAUDITED PRO FORMA FINANCIAL STATEMENTS
     On August 4, 2005, Whiting Petroleum Corporation (the “Company”) completed its acquisition of the operated interest in the Postle field in Texas County, Oklahoma (the “Postle Properties”) from Celero Energy, LP. The cash purchase price was $343 million, subject to normal closing adjustments. In addition, the Company entered into a separate agreement on July 26, 2005 with Celero Energy, LP to acquire the operated interest in the North Ward Estes field in the Permian Basin of West Texas (“North Ward Estes and Ancillary Properties”) for approximately $459.2 million, which is comprised of $442 million in cash, subject to normal closing adjustments, and 441,500 shares of the Company’s common stock, and which is expected to close October 4, 2005. The effective date of both purchases is July 1, 2005.
     The following unaudited pro forma financial information shows the pro forma effects of i) the consummation of the Postle Properties acquisition, ii) the consummation of the North Ward Estes and Ancillary Properties acquisition, iii) the offering of 5,750,000 shares of the Company’s common stock announced on September 19, 2005 (the “Common Stock Offering”), iv) the private placement of $250 million of the Company’s senior subordinated notes announced on September 19, 2005 (the “Senior Subordinated Notes Private Placement”), v) the use of the net proceeds from the Common Stock Offering and Senior Subordinated Notes Private Placement to pay the cash portion of the purchase price for the North Ward Estes and Ancillary Properties and related fees and expenses, and vi) the use of the remaining net proceeds from the Common Stock Offering and Senior Subordinated Notes Private Placement to repay a portion of the Company’s debt under its credit facility (collectively, the “Transactions”). The unaudited pro forma financial information does not reflect the pro forma effect of any of the Company’s other recent acquisitions. The Company’s historical results include the results from its recent acquisitions beginning on the following dates: Green River Basin of Wyoming, March 31, 2005; and limited partnership interests, June 23, 2005.
     The accompanying audited statements of revenues and direct operating expenses for the Postle Properties and North Ward Estes and Ancillary Properties were derived from the historical accounting records of the sellers and prior operators. Although the statements do not include depreciation, depletion and amortization, exploration expense, general administrative expenses, income taxes or interest expense, as described in Notes 3 and 4, these costs have been included on a pro forma basis. The pro forma statements of operations, however, are not necessarily indicative of the Company’s operations going forward, because these statements necessarily exclude various operating expenses attributable to the Postle Properties and North Ward Estes and Ancillary Properties. The pro forma financial information also includes the effects of the Company’s $1.2 billion bank credit agreement, which was entered into on August 31, 2005 in connection with the acquisitions of the Postle Properties and North Ward Estes and Ancillary Properties. The credit agreement has an initial borrowing base of $675 million, which will increase to $850 million upon the closing of the North Ward Estes and Ancillary Properties, currently scheduled for October 4, 2005. The increased borrowing base of $850 million will then be offset by a reduction of $62.5 million upon the closing of the Senior Subordinated Notes Offering, thereby resulting in a borrowing base of $787.5 million.
     The unaudited pro forma combined balance sheet as of June 30, 2005 assumes that the Transactions all occurred on June 30, 2005. The unaudited pro forma combined statement of operations for the six months ended June 30, 2005 and for the year ended December 31, 2004 were prepared as if the Transactions all occurred on January 1, 2004.
     The unaudited pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable but are subject to change. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma financial statements do not purport to represent what the Company’s financial position or results of operations would have been if the Transactions had occurred on June 30, 2005 or January 1, 2004, respectively. These unaudited pro forma financial statements should be read in conjunction with the Company’s historical financial statements and related notes for the periods presented.
     The Company cannot provide any assurance that the North Ward Estes and Ancillary Properties acquisition, the Common Stock Offering or the Senior Subordinated Notes Private Placement will be consummated. None of the completion of the North Ward Estes and Ancillary Properties acquisition, the Common Stock Offering or the Senior Subordinated Notes Private Placement is contingent upon each other. If the Common Stock Offering or the Senior Subordinated Notes Private Placement is not completed, then the Company will fund the remaining cash portion of the purchase price for the North Ward Estes and Ancillary Properties acquisition through borrowings under its existing credit agreement.

UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2005 (in millions, except share and per share data)

			North Ward
	Whiting		Estes and
	Petroleum	Postle	Ancillary	Pro Forma
	Corporation	Properties	Properties	Combined
	June 30, 2005	(Note 2)	(Note 2)	June 30, 2005
ASSETS

TOTAL CURRENT ASSETS	$96.1	$—	$—	$96.1

PROPERTY AND EQUIPMENT:
Oil and gas properties, successful efforts method:
Proved properties	1,377.5	343.8	463.3	2,184.6
Unproved properties	12.3	—	—	12.3
Other property and equipment	6.2	—	—	6.2

Total property and equipment	1,396.0	343.8	463.3	2,203.1
Less accumulated depreciation, depletion and amortization	(284.2)	—	—	(284.2)

Total property and equipment, net	1,111.8	343.8	463.3	1,918.9

DEBT ISSUANCE COSTS	14.1	6.0	5.5	25.6

OTHER LONG-TERM ASSETS	10.8	—	—	10.8

TOTAL	$1,232.8	$349.8	$468.8	$2,051.4

LIABILITIES AND STOCKHOLDERS’ EQUITY

TOTAL CURRENT LIABILITIES	$77.3	$—	$—	$77.3

ASSET RETIREMENT OBLIGATIONS	35.2	0.8	4.2	40.2

PRODUCTION PARTICIPATION PLAN LIABILITY	9.8	0.2	0.2	10.2

TAX SHARING LIABILITY	28.2	—	—	28.2

LONG-TERM DEBT	367.4	349.0	210.7	927.1

DEFERRED INCOME TAXES	61.2	(0.1)	(0.1)	61.0

STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 75,000,000 shares authorized, 29,790,722 shares issued and outstanding as of June 30, 2005 (30,232,222 shares issued and outstanding on a combined pro forma basis)	—	—	—	—
Additional paid-in capital	458.9	—	253.9	712.8
Accumulated other comprehensive loss	(11.6)	—	—	(11.6)
Deferred compensation	(3.4)	—	—	(3.4)
Retained earnings	209.8	(0.1)	(0.1)	209.6

Total stockholders’ equity	653.7	(0.1)	253.8	907.4

TOTAL	$1,232.8	$349.8	$468.8	$2,051.4

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE
SIX MONTHS ENDED JUNE 30, 2005 (in millions, except share and per share data)

			North Ward Estes
	Whiting Petroleum	Postle	and Ancillary
	Corporation Six	Properties Six	Properties Six	Pro Forma	Pro Forma
	Months Ended	Months Ended	Months Ended	Adjustments	Combined June 30,
	June 30, 2005	June 30, 2005	June 30, 2005	(Note 3)	2005

REVENUES
Oil and gas sales	$221.4	$38.1	$29.9	$—	$289.4
Loss on oil and gas hedging activities	(6.9)	—	—	—	(6.9)
Interest income and other	0.2	—	—	—	0.2

Total revenues	214.7	38.1	29.9	—	282.7

COSTS AND EXPENSES:
Lease operating	42.9	9.4	8.9	—	61.2
Production taxes	14.5	2.7	2.1	—	19.3
Depreciation, depletion and amortization	41.1	—	—	10.9	52.0
Exploration and impairment	7.4	—	—	1.0	8.4
General and administrative	13.5	—	—	2.4	15.9
Interest expense	13.4	—	—	17.0	30.4

Total costs and expenses	132.8	12.1	11.0	31.3	187.2

INCOME BEFORE INCOME TAXES	81.9	$26.0	$18.9	(31.3)	95.5

INCOME TAX EXPENSE	(31.6)			(5.3)	(36.9)

NET INCOME	$50.3			$(36.6)	$58.6

NET INCOME PER COMMON SHARE, BASIC AND DILUTED	$1.69				$1.64

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC	29,673			6,192	35,865

WEIGHTED AVERAGE SHARES OUTSTANDING, DILUTED	29,698			6,192	35,890

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR
THE YEAR ENDED DECEMBER 31, 2004 (in millions, except share and per share data)

	Whiting		North Ward Estes
	Petroleum		and Ancillary		Pro Forma
	Corporation	Postle Properties	Properties Year	Pro Forma	Combined
	Year Ended	Year Ended	Ended December	Adjustments	December 31,
	December 31, 2004	December 31, 2004	31, 2004	(Note 4)	2004

REVENUES
Oil and gas sales	$281.1	$60.7	$37.6	$—	$379.4
Loss on oil and gas hedging activities	(4.9)	—	—	—	(4.9)
Gain on sale of marketable securities	4.8	—	—	—	4.8
Gain on sale of oil and gas properties	1.0	—	—	—	1.0
Interest income and other	0.1	—	—	—	0.1

Total revenues	282.1	60.7	37.6	—	380.4

COSTS AND EXPENSES:
Lease operating	54.2	14.6	11.0	—	79.8
Production taxes	16.8	3.1	2.2	—	22.1
Depreciation, depletion and amortization	54.0	—	—	19.5	73.5
Exploration	6.3	—	—	1.7	8.0
General and administrative	20.9	—	—	5.8	26.7
Interest expense	15.9	—	—	34.0	49.9

Total costs and expenses	168.1	17.7	13.2	61.0	260.0

INCOME BEFORE INCOME TAXES	114.0	$43.0	$24.4	(61.0)	120.4

INCOME TAX EXPENSE	(44.0)			(2.5)	(46.5)

NET INCOME	$70.0			$(63.5)	$73.9

NET INCOME PER COMMON SHARE, BASIC	$3.38				$2.75

NET INCOME PER COMMON SHARE, DILUTED	$3.38				$2.74

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC	20,735			6,192	26,927

WEIGHTED AVERAGE SHARES OUTSTANDING, DILUTED	20,768			6,192	26,960

See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION
     On August 4, 2005, Whiting Petroleum Corporation (the “Company”) completed its acquisition of the operated interest in the Postle field in Texas County, Oklahoma (the “Postle Properties”) from Celero Energy, LP (“Celero”). The cash purchase price was $343 million, subject to normal closing adjustments. In addition, the Company entered into a separate agreement on July 26, 2005 with Celero to acquire the operated interest in the North Ward Estes field in the Permian Basin of West Texas (“North Ward Estes and Ancillary Properties”) for approximately $459.2 million, which is comprised of $442 million in cash, subject to normal closing adjustments, and 441,500 shares of the Company’s common stock and which is expected to close October 4, 2005. The effective date of both purchases is July 1, 2005.
     The unaudited pro forma financial statements give effect to i) the consummation of the Postle Properties acquisition, ii) the consummation of the North Ward Estes and Ancillary Properties acquisition, iii) the offering of 5,750,000 shares of the Company’s common stock announced on September 19, 2005 (the “Common Stock Offering”), iv) the private placement of $250 million of the Company’s senior subordinated notes announced on September 19, 2005 (the “Senior Subordinated Notes Private Placement”), v) the use of the net proceeds from the Common Stock Offering and Senior Subordinated Notes Private Placement to pay the cash portion of the purchase price for the North Ward Estes and Ancillary Properties and related fees and expenses, and vi) the use of the remaining net proceeds from the Common Stock Offering and Senior Subordinated Notes Private Placement to repay a portion of the Company’s debt under its credit facility (collectively, the “Transactions”). The unaudited pro forma financial statements do not reflect the pro forma effect of any of the Company’s other recent acquisitions. The Company’s historical results include the results from its recent acquisitions beginning on the following dates: Green River Basin of Wyoming, March 31, 2005; and limited partnership interests, June 23, 2005.
     The Company has prepared the unaudited combined pro forma financial statements, assuming:
•	the sale of 5,750,000 shares of the Company’s common stock at an assumed price of $42.87 per share, generating net proceeds of approximately $236.8 million, after deducting approximately $9.7 million of estimated offering related fees and expenses, including the underwriting discount and commissions, and that the underwriters have not exercised their over-allotment option to purchase up to 862,500 shares of the Company’s common stock; and

•	the sale of $250 million aggregate principal amount of the Company’s senior subordinated notes maturing in 2014 with an assumed interest rate of 6.75%, generating net proceeds of approximately $244.5 million, after deducting approximately $5.5 million of estimated offering related fees and expenses, including the underwriting discount and commissions.
     The unaudited pro forma combined balance sheet as of June 30, 2005 assumes that the Transactions all occurred on June 30, 2005. The unaudited pro forma combined statement of operations for the six months ended June 30, 2005 and for the year ended December 31, 2004 were prepared as if the Transactions all occurred at January 1, 2004.
     The accompanying audited statements of revenues and direct operating expenses for the Postle Properties and North Ward Estes and Ancillary Properties were derived from the historical accounting records of the sellers and prior operators. Although the statements do not include depreciation, depletion and amortization, exploration expense, general administrative expenses, income taxes or interest expense, as described in Notes 3 and 4, these costs have been included on a pro forma basis. The pro forma statements of operations, however, are not necessarily indicative of the Company’s operations going forward, because these statements necessarily exclude various operating expenses attributable to the Postle Properties and North Ward Estes and Ancillary Properties. The pro forma financial information also includes the effects of the Company’s $1.2 billion bank credit agreement, which was entered into on August 31, 2005 in connection with the acquisitions of the Postle Properties and North Ward Estes and Ancillary Properties. The credit agreement has an initial borrowing base of $675 million, which will increase to $850 million upon the closing of the North Ward Estes and Ancillary Properties, currently scheduled for October 4, 2005. The increased borrowing base of $850 million will then be offset by a reduction of $62.5 million upon the closing of the Senior Subordinated Notes Offering, thereby resulting in a borrowing base of $787.5 million.
     The Company believes that the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions.
     These unaudited pro forma financial statements do not purport to represent what the Company’s financial position or results of operations would have been if the Transactions had occurred on June 30, 2005 or January 1, 2004, respectively. These unaudited pro forma financial statements should be read in conjunction with the Company’s historical financial statements and related notes for the periods presented.
     Earnings Per Share — Basic net income per common share of stock is calculated by dividing net income by the weighted average of common shares outstanding during each period. Diluted net income per common share of stock is calculated by dividing net income by the weighted average of common shares outstanding and other dilutive securities. The only securities considered dilutive are unvested restricted stock awards. The dilutive effect of these securities were immaterial to the calculation.
2. PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET AS OF JUNE 30, 2005
     The following adjustments have been made to the accompanying unaudited condensed pro forma balance sheet as of June 30, 2005:
     Proved Properties — To record the acquisition of the properties for a total purchase price of approximately $802.2 million, and to also record the estimated asset retirement cost of $4.9 million related to the properties acquired.
     Debt Issuance Costs — To record the capitalization of approximately $6 million in debt issuance costs incurred when the Company entered into a bank credit agreement on August 31, 2005. The credit facility was increased to fund the Company’s Postle Properties acquisition. To also record the capitalization of approximately $5.5 million in financing costs and related fees associated with the Senior Subordinated Notes Private Placement. The net proceeds from Senior Subordinated Notes Private Placement were used to fund the acquisition of the North Ward Estes and Ancillary Properties and to repay a portion of the Company’s debt under its credit facility.
     Asset Retirement Obligations — To record the estimated asset retirement obligation related to the acquired Postle Properties and the North Ward Estes and Ancillary Properties.
     Production Participation Plan — To record the amounts immediately vested under the Company’s production participation plan, as a result of the property acquisitions. Under the terms of the production participation plan, employees over 65 years old vest immediately in their allocated percentage of the estimated discounted value of interests in oil and gas properties acquired or developed during the 2005 plan year, which are to include assets acquired during 2005.
     Long-Term Debt — To record additional debt of $343 million incurred in connection with the Postle Properties acquisition, as well as $6 million due for debt issuance costs associated with the increased credit facility. To also record the $250 million aggregate principal amount due as a result of the Senior Subordinated Notes Private Placement that was used to fund the North Ward Estes and Ancillary Properties acquisition. Further, to reflect repayment of debt under the Company’s credit facility resulting from the net proceeds available from the Common Stock Offering and Senior Subordinated Notes Private Placement, after the North Ward Estes and Ancillary Properties acquisition is funded.
     Deferred income taxes — To record the deferred income tax benefit associated with compensation expense recognized immediately under the Company’s production participation plan, as a result of the Postle Properties and North Ward Estes and Ancillary Properties acquisitions.
     Additional Paid-In Capital — To record the issuance of 5,750,000 shares of the Company’s common stock at an assumed price of $42.87 per share, generating net proceeds of $236.8 million, after deducting approximately $9.7 million of estimated offering related fees and expenses, including the underwriting discount and commissions. The net offering proceeds and assumed price per share have been determined based upon the closing price of our common stock on September 15, 2005, and these amounts are subject to changes based upon the final pricing of the offering. For purposes of the unaudited pro forma combined financial statements, the Company has assumed that the underwriters have not exercised their over-allotment option. Further, to also record the Company’s issuance of 441,500 shares of the Company’s common stock to Celero at the closing of the North Ward Estes and Ancillary Properties.
3. PRO FORMA ADJUSTMENTS FOR SIX MONTHS ENDED JUNE 30, 2005
     The following adjustments have been made to the accompanying unaudited condensed pro forma statement of operations for the six months ended June 30, 2005:
     Depletion, Depreciation and Amortization — To record pro forma depletion expense giving effect to the acquisition of the Postle Properties and the North Ward Estes and Ancillary Properties. The expense was calculated using the unit-of-production method, based on estimated proved reserves and production by field, the preliminary purchase price of approximately $802.2 million, and asset retirement costs related to the properties acquired. To also record accretion of discount expense related to the estimated asset retirement obligations for wells and facilities acquired.
     Exploration Expense — To record estimated exploration expense in connection with the Company’s efforts to exploit the reserve base of the properties acquired. The Company used historical rates of geological and geophysical expense incurred during the six months ended June 30, 2005, which approximated $0.11 per Mcfe. The Company did not include in this rate costs incurred during the six months ended June 30, 2005 for exploratory dry holes.
     General and Administrative — To record expenses associated with anticipated increases in personnel and office expansion. This adjustment also includes the estimated costs related to the Company’s production participation plan for the periods indicated. Under the production participation plan for assets contributed to the 2005 plan year, the estimated discounted value of the plan must be expensed immediately for employees over 65 years old and amortized over five years for the majority of other employees.
     Interest Expense — To record interest expense and amortization of debt issuance costs for debt incurred under the Company’s credit facility to fund the acquisition of the Postle Properties, less all repayments of debt under the credit facility relating to net proceeds remaining from the Common Stock Offering and Senior Subordinated Notes Private Placement, after the North Ward Estes and Ancillary Properties acquisition is funded. The Company used current interest rates of 4.94% for borrowings under its facility. Each 1/8% change in this credit facility interest rate would affect income before income taxes by $0.2 million for the six months ended June 30, 2005. Further, to record interest expense and amortization of deferred financing costs and fees related to the $250 million Senior Subordinated Notes Private Placement with an assumed interest rate of 6.75%.

     Income Taxes — To record income tax expense on pretax income from the Postle Properties and the North Ward Estes and Ancillary Properties for the six months ended June 30, 2005, based on the Company’s statutory tax rate of 38.6%.
4. PRO FORMA ADJUSTMENTS FOR YEAR ENDED DECEMBER 31, 2004
     The following adjustments have been made to the accompanying unaudited pro forma statement of operations for the year ended December 31, 2004:
     Depletion, Depreciation and Amortization — To record pro forma depletion expense giving effect to the acquisition of the Postle Properties and the North Ward Estes and Ancillary Properties. The expense was calculated using the unit-of-production method, based on estimated proved reserves and production by field, the preliminary purchase price of approximately $802.2 million, and asset retirement costs related to the properties acquired. To also record accretion of discount expense related to the estimated asset retirement obligations for wells and facilities acquired. Accretion expense has been adjusted to reflect the Company’s credit adjusted risk free rate.
     Exploration Expense — To record estimated exploration expense in connection with the Company’s efforts to exploit the reserve base of the properties acquired. The Company used historical rates of geological and geophysical expense incurred during the six months ended June 30, 2005, which approximated $0.11 per Mcfe. The Company did not include in this rate costs incurred during the six months ended June 30, 2005 for exploratory dry holes.
     General and Administrative — To record expenses associated with anticipated increases in personnel and office expansion. This adjustment also includes the estimated costs related to the Company’s production participation plan for the periods indicated. Under the production participation plan for the 2005 plan year, the estimated discounted value of the plan must be expensed immediately for employees over 65 years old and amortized over five years for the majority of other employees.
     Interest Expense — To record interest expense and amortization of debt issuance costs for debt incurred under the Company’s credit facility to fund the acquisition of the Postle Properties, less all repayments of debt under the credit facility relating to net proceeds remaining from the Common Stock Offering and Senior Subordinated Notes Private Placement, after the North Ward Estes and Ancillary Properties acquisition is funded. The Company used current interest rates of 4.94% for borrowings under its facility. Each 1/8% change in this credit facility interest rate would affect income before income taxes by $0.4 million for the year ended December 31, 2004. Further, to record interest expense and amortization of deferred financing costs and fees related to the $250 million Senior Subordinated Notes Private Placement with an assumed interest rate of 6.75%
     Income Taxes — To record income tax expense on pretax income from the Postle Properties and the North Ward Estes and Ancillary Properties for the year ended December 31, 2004, based on the Company’s statutory tax rate of 38.6%.